                                                         Exhibit No. EX-99.h.2.i

                                   SCHEDULE B

                            FUND ACCOUNTING AGREEMENT
                              COMPENSATION SCHEDULE
                          EFFECTIVE AS OF MAY 19, 2005

                      DELAWARE INVESTMENTS FAMILY OF FUNDS

1.   Fee Schedule
     Annual asset based fees will be charged at a flat rate of 4.0 basis points.
     These  fees will be  calculated  and paid  monthly by the Fund based on the average  daily net assets of that Fund during the month.  In addition,  DSC shall be entitled to reimbursement of out-of-pocket expenses paid on behalf of the Fund.

2.   Facilities
     In the conduct of the business of the parties to this  Agreement and in the performance of this Agreement,  each party will bear its allocable  portion of expenses common to each.

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.       DELAWARE GROUP ADVISER FUNDS
                                     DELAWARE GROUP CASH RESERVE
                                     DELAWARE GROUP EQUITY FUNDS I
                                     DELAWARE GROUP EQUITY FUNDS II
                                     DELAWARE GROUP EQUITY FUNDS III
                                     DELAWARE GROUP EQUITY FUNDS IV
                                     DELAWARE GROUP EQUITY FUNDS V
                                     DELAWARE GROUP FOUNDATION FUNDS
                                     DELAWARE GROUP GLOBAL AND
                                        INTERNATIONAL FUNDS
                                     DELAWARE GROUP GOVERNMENT FUND
                                     DELAWARE GROUP INCOME FUNDS
                                     DELAWARE GROUP LIMITED-TERM
                                        GOVERNMENT FUNDS
                                     DELAWARE GROUP STATE TAX-FREE INCOME
                                        TRUST
                                     DELAWARE GROUP TAX-FREE FUND
                                     DELAWARE GROUP TAX-FREE MONEY FUND
                                     DELAWARE INVESTMENTS MUNICIPAL TRUST
                                     DELAWARE POOLED TRUST
                                     DELAWARE VIP TRUST
                                     VOYAGEUR INSURED FUNDS
                                     VOYAGEUR INTERMEDIATE TAX FREE FUNDS
                                     VOYAGEUR INVESTMENT TRUST
                                     VOYAGEUR MUTUAL FUNDS I
                                     VOYAGEUR MUTUAL FUNDS II
                                     VOYAGEUR MUTUAL FUNDS III
                                     VOYAGEUR TAX-FREE FUNDS,
                                     for its  series set forth in  Schedule A to
                                     this Agreement

By:      /s/  Michael P. Bishof                By:      /s/ Jude T. Driscoll
Name:    Michael P. Bishof                     Name:    Jude T. Driscoll
Title:   Senior Vice President/Investment      Title:   Chairman/President/Chief
         Accounting                                     Executive Officer